UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 19, 2024

Appgate, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-52776	20-3547231
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification)

2 Alhambra Plaza, Suite PH-1-B, Coral Gables, FL 33134
(Address of principal executive offices) (Zip Code)

(866) 524-4782
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As previously disclosed by Appgate, Inc., a Delaware corporation (“Appgate” or the “Company”), on the Form 8-K filed by the Company on June 15, 2023 with the Securities and Exchange Commission (the “SEC”), on June 9, 2023, Appgate, Appgate Cybersecurity, Inc., a Delaware corporation (“Legacy Appgate”), and the lenders party thereto (the “Lenders”) entered into that certain A&R Note Purchase Agreement, pursuant to which, among other things, the Lenders may purchase, at their sole respective option, up to $15.0 million aggregate principal amount of additional Legacy Appgate Convertible Senior Notes due 2026 (“Additional Notes”) in one or more subsequent closings on or prior to June 9, 2025.

As previously disclosed by Appgate on the Form 8-K filed by Appgate with the SEC on January 18, 2024, on January 11, 2024, the Lenders exercised their option to purchase an aggregate amount of $4,000,000 of Additional Notes. As previously disclosed by Appgate on the Form 8-K filed by Appgate with the SEC on March 28, 2024, on March 28, 2024, the Lenders exercised their option to purchase an aggregate amount of $1,500,000 of Additional Notes. On April 19, 2024, the Lenders exercised their option to purchase an aggregate amount of $580,000 of Additional Notes. On April 23, 2024, the Lenders exercised their option to purchase an aggregate amount of $5,851,703 of Additional Notes. As a result, Legacy Appgate has received $11,931,703 in gross proceeds with respect to the Additional Notes.

Item 3.02 Unregistered Sales of Equity Securities.

The information contained in Item 2.03 of this Current Report on Form 8-K with respect to the A&R Note Purchase Agreement and the sale of Additional Notes is incorporated by reference in this Item 3.02.

The offer and sale of the Additional Notes and any Company common stock issuable upon conversion of the Additional Notes have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws and may not be offered or sold in the United States absent registration under the Securities Act or an applicable exemption from registration requirements. Nothing contained in this Current Report on Form 8-K constitutes an offer to sell, or the solicitation of an offer to buy, any securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale would be unlawful.

In the A&R Note Purchase Agreement, each Lender represented to Appgate that it is an “accredited investor”, as defined in Rule 501 promulgated under the Securities Act, and Appgate’s offer and sale of the Additional Notes have been made in reliance upon the exemptions from the registration requirements of the Securities Act pursuant to Section 4(a)(2) thereof.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 24, 2024	Appgate, Inc.

	By:	/s/ Leo Taddeo
Name: Leo Taddeo
Title: Chief Executive Officer and President
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